UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 16, 2018

_____________________________

GROWLIFE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-50385	90-0821083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Carillon Point

                        Kirkland, WA 98033

(Address of principal executive offices and zip code)

                              (866) 781-5559

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01  Entry into a Material Definitive Agreement.

On February 16, 2018, GrowLife, Inc. (the “Company”) entered into an Addendum (the “First Addendum”) to amend the terms between the Company and David Reichwein (“Reichwein”) set forth in that certain Asset Purchase Agreement and Employment Agreement, as disclosed on our current report on Form 8-K filed with the Commission October 10, 2017 and incorporated herein by reference.

Pursuant to the First Addendum, the Company purchased the remaining 49% of the Purchased Assets in exchange for a one-time payment of $250,000 and the cancellation of Reichwein’s right to receive a 10% commission on certain sales of Free Fit products as was set forth in Reichwein’s employment agreement. In exchange for the cancellation of the commission in the employment agreement, Reichwein was granted the opportunity to earn up to two $100,000 cash bonuses and an aggregate common stock bonus of up to 7,500,000 shares if certain revenue and gross margin goals are met in 2018.

The purchase as set forth in the First Addendum is subject to all other terms and conditions set forth in the original Purchase Agreement. A copy of the First Addendum will be attached as an exhibit to the Company’s Form 10-Q for the three months ended March 31, 2018.

Item 2.01  Completion of Acquisition or Disposition of Assets.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.01.

Item 8.01  Other Events.

On February 22, 2018, the Company issued a press release announcing the First Addendum to Purchase Agreement. The press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release of GrowLife, Inc. dated February 22, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROWLIFE, INC.

Date: February 22, 2018	By:	/s/ Marco Hegyi
Marco Hegyi
Chief Executive Officer